UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2023

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2023, the shareholders of The Cannabist Company Holdings Inc. (the “Company”) voted to pass an ordinary resolution approving the amendment and restatement of the Company’s Amended and Restated Omnibus Long-Term Incentive Plan (as amended, the “Amended Plan”) in order to increase the number of common shares of the Company issuable under the Amended and Restated Omnibus Long-Term Incentive Plan by 25,000,000 common shares of the Company and make certain non-material changes to comply with applicable laws. The foregoing description of the Amended Plan is subject to and qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual general meeting of shareholders of the Company held virtually at 10:00 a.m. (Toronto time) on November 8, 2023 (the “Meeting”), the Company’s shareholders voted on the following proposals, which are described in detail in the Company’s definitive proxy statement and information circular filed with the United States Securities and Exchange Commission on October 17, 2023 (the “Circular”): (i) to elect nine (9) directors to serve on the Company’s board of directors until the next annual meeting of shareholders or until their successors are duly elected or appointed (“Proposal 1”), (ii) to re-appoint Davidson & Company LLP as the auditor of the Company to hold office until the next annual meeting of shareholders and to authorize the directors of the Company to fix the auditor’s remuneration (“Proposal 2”) and (iii) to consider and, if deemed advisable, pass an ordinary resolution approving certain amendments to the Company’s Amended and Restated Omnibus Long-Term Incentive Plan (“Proposal 3”).

Set forth below are the final voting results with respect to each of the proposals acted upon at the Meeting, including the number of votes cast for and against (or withheld), and the number of abstentions and broker non-votes with respect to each such proposal.

Proposal 1: Election of Directors

At the Meeting, each of the following nine (9) nominees were elected to serve on the Company’s board of directors until the next annual meeting of shareholders or until their successors are duly elected or appointed, by a vote held by ballot in respect of each nominee as follows:

DIRECTORS	FOR	WITHHELD	BROKER NON-VOTES
Nicholas Vita	94,322,352	845,613	12,174,567
Michael Abbott	91,777,426	3,390,539	12,174,567
Frank Savage	94,451,845	716,120	12,174,567
James A.C. Kennedy	93,023,971	2,143,994	12,174,567
Jonathan P. May	94,545,768	622,197	12,174,567
Jeff Clarke	94,907,502	260,463	12,174,567
Alison Worthington	94,909,685	258,280	12,174,567
Julie Hill	94,908,061	259,904	12,174,567
Rosemary Mazanet	94,910,085	257,880	12,174,567

Proposal 2: Re-appointment of Auditor

At the Meeting, the shareholders voted to re-appoint Davidson & Company LLP as the auditor of the Company to hold office until the next annual meeting of shareholders and to authorize the directors of the Company to fix the auditor’s remuneration, by a vote held by ballot as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
107,121,717	206,568	14,247	—

Proposal 3: Amendments to the Company’s Amended and Restated Omnibus Long-Term Incentive Plan

At the Meeting, the shareholders voted to pass an ordinary resolutions approving certain amendments to the Company’s Amended and Restated Omnibus Long-Term Incentive Plan, by a vote held by ballot as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
91,631,989	2,827,144	708,832	12,174,567

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1#	The Cannabist Company Holdings Inc. Amended and Restated Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: November 13, 2023